Side Letter Agreement

This Side Letter Agreement (the “Agreement”), dated as of July 14, 2009, is made by and among RINO International Corporation, a Nevada corporation (the “Company”), and Blue Ridge Investments LLC (“Blue Ridge”). Reference is made to that certain Securities Purchase Agreement, dated September 27, 2007, by and among the Company, Innomind Group Limited, Dalian Innomind Environment Engineering Co., Ltd. (“WOFE”), Dalian RINO Environmental Engineering Science and Technology Co., Ltd. (“Dalian Rino”, and together with WOFE and the Company, collectively, the “Rino Group”) and the investors signatories thereto, as amended (the “Securities Purchase Agreement”).

WHEREAS, pursuant to Section 4.13 of the Securities Purchase Agreement, Blue Ridge has the right to designate one member to the Board of Directors of the Company or, at Blue Ridge’s option, of WOFE or of Dalian Rino and the Rino Group is required to take, all necessary corporate and other action to have any such designee elected to the Board of the Company, WOFE or Dalian Rino, as applicable within 10 business days of receipt of a request to cause such designee to be elected (the “Board Designation Right”); and

WHEREAS, as of the date hereof, Blue Ridge has not exercised the Board Designation Right and the parties hereto desire to replace Blue Ridge’s Board Designation Right with a board observation right under the terms and conditions provided in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Blue Ridge agree as follows:

Commencing on the date hereof, Blue Ridge hereby waives and relinquishes the Board Designation Right in exchange for a Board Observation Right as follows: for so long as Blue Ridge shall hold 100,000 shares of the Company’s common stock, par value $.0001 per share, it shall be entitled to have one representative of it attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity and to be notified of all meetings of the Company's Board of Directors; provided, that Blue Ridge shall, and shall cause each of its representatives who may have access to any of the information made available at any meeting of the Company's Board of Directors or provided by the Company to its Board of Directors, agree to be subject to the Company’s Policy Statements on Non-public Information Disclosure and Communications in substantially the form attached hereto as Exhibit A, which policy statements shall hereby be incorporated as part of this Agreement; provided further, that the Company reserves the right not to provide information to Blue Ridge or its representatives and to exclude them from any meeting or portion thereof if attendance at such meeting by them would adversely affect the attorney-client privilege between the Company and its counsel or if any of Blue Ridge or its representatives is or becomes a competitor, or affiliated in any manner with a competitor, of the Company.

RINO International Corporation
Side Letter Agreement with Blue Ridge Investments LLC

All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, facsimile, or electronic mail and shall be sent to the parties hereto at their respective addresses, facsimile numbers or electronic mail addresses set forth below their respective signatures on the signature pages.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

RINO International Corporation
Side Letter Agreement with Blue Ridge Investments LLC

IN WITNESS WHEREOF, the parties have executed and delivered this Side Letter Agreement as of the date first written above.

RINO INTERNATIONAL CORPORATION

By:_________________________________
Name:  Zou Dejun
Title:  Chief Executive Officer
Date of Signature: _____________________

Attn:	Qiu Jianping
Address:	11 Youquan Road, Zhanqian Street,
Jinzhou District, Dalian,
People’s Republic of China 116100
Email:	aqiu@rinogroup.com
Phone:	011 86 411 8766 2700

BLUE RIDGE INVESTMENTS, LLC

By:_________________________________
Name:
Title:

Attn:  RINO 0807 Deal Team.
Email: ISSG@bankofamerica.com
Fax +1-212-377-7972,

RINO INTERNATIONAL CORPORATION

POLICY STATEMENTS ON
NON-PUBLIC INFORMATION DISCLOSURE AND COMMUNICATIONS

July 2009

I.	PURPOSE

The purpose of this policy (hereinafter the “Policy”) of RINO International Corporation (the “Company”) is to comply with federal and state securities laws governing (a) trading in Company securities while in the possession of "material nonpublic information" concerning the Company, and (b) tipping or disclosing material nonpublic information to outsiders, and in order to prevent improper insider trading or tipping by any of its directors, officers and employees, their family members, and specially designated outsiders who have access to the Company's material nonpublic information.

II.	SCOPE

A.
This policy shall be applicable to all directors, officers and employees of the Company, their family members and certain outsiders who have access to material nonpublic information concerning the Company (collectively referred to as "Insiders" as defined below).

B.
The policy applies to any and all transactions in the Company's securities, including its common stock and options to purchase common stock, and any other type of securities that the Company may issue, such as preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities.

C.
The policy will be delivered to all directors, officers, employees and designated outsiders upon its adoption by the Company, and to all new directors, officers, employees and designated outsiders at the start of their employment or relationship with the Company.

III.	DEFINITIONS

A.	INSIDERS

Any person who possesses material nonpublic information is considered an insider as to that information. Insiders include the Company’s board members, officers, employees, independent contractors and those persons in a special relationship with the Company (e.g., its auditors, consultants or attorneys). The definition of insider is specific to each transaction. In other words, an individual is an insider with respect to each item of material nonpublic information of which he or she is aware.

B.	RELATED PERSONS

For purposes of this Policy, a Related Person includes:

•	your spouse, minor children and anyone else living in your household,

•	partnerships in which you are a general partner;

•	trusts of which you are a trustee; and

•	estates of which you are an executor or executrix.

C.           MATERIAL INFORMATION

Information about the Company is "material" if it would be expected to affect the investment or voting decisions of the reasonable shareholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information which could reasonably be expected to affect the price of Company securities. While it is not possible to identify all information that would be deemed "material," the following types of information ordinarily would be considered material:

•	Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.

•	Company projections and strategic plans.

•	Potential mergers and acquisitions or the sale of Company assets or subsidiaries.

•	New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof.

•	Major discoveries or significant changes or developments in products or product lines, research or technologies.

•	Significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns.

•	Significant pricing changes.

•	Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.

•	Significant changes in senior management.

•	Significant labor disputes or negotiations.

•	Actual or threatened major litigation, or the resolution of such litigation.

D.           NONPUBLIC INFORMATION

Material information is "nonpublic" if it has not been widely disseminated to the public through major newswire services, national news services and financial news services. For the purposes of this policy, information will be considered public, i.e., no longer "nonpublic", after the close of trading on the second full trading day following the Company's widespread public release of the information.

IV.           STATEMENTS OF COMPANY POLICY AND PROCEDURES

A.           TIMING OF TRANSACTIONS

1.
No Trading During Trading Windows While in the Possession of Material Nonpublic Information. No Insiders possessing material nonpublic information concerning the Company may trade in Company securities even during applicable trading windows. Persons possessing such information may trade during a trading window only after the close of trading on the second full trading day following the Company's widespread public release of the information.

2.
As a general rule, if you know of material nonpublic information about the Company, you should not engage in any trading in the Company's securities until forty-eight (48) hours after the information is publicly announced. Please note the following policy on the permissible trading time after the release of the Company’s financial information (the "Earnings Dissemination Time"):

a.	If the information relates to the Company's financial performance, you should wait until forty-eight (48) hours after the Company issues its relevant earnings release.
b.
If the information relates to routine financial performance by the Company, you should wait until the beginning of trading on the day when at least twenty-four (24) hours has passed following the Company's publication of its periodic earnings release. For example, if the Company's routine quarterly earnings release is issued on Monday at 8:00 a.m., you may trade when the market opens on Tuesday. If the release is issued at 11:00 a.m. that day or at 5:00 p.m. after the market closes, you may trade when the market opens on Wednesday. The release of earnings will typically occur during January, April, July and October.

3.
An exception to this rule is trading in compliance with SEC Rule 10b5-1 pursuant to a contract, instruction or plan previously established at a time when you were not aware of material nonpublic information (a "10b5-1 Plan"). Any 10b5-1 Plan should be cleared by the Chief Financial Officer before any trading is done in reliance on it.

4.
Blackout Period. It is a violation of Company policy for a director, executive officer or certain employees with access to material nonpublic information (to be determined by the Company from time to time) to engage in any trading in the Company's securities during a "blackout period" that covers the following periods:

a.	The last two weeks of the month ending each calendar quarter (i.e., March, June, September and December); and
b.	The period from the end of that quarter until [forty-eight hours after the earnings release] [the earnings dissemination time.]

Exceptions may be made to trading during the blackout period pursuant to a 10b5-1 Plan only with the prior approval of the Chief Executive Officer or Chief Financial Officer.

5.	There is no exception to this Policy for transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure).

B.           COMMUNICATIONS

It is against the law and the policy of the Company for any person acting on behalf of the Company to selectively disclose material nonpublic information to securities professionals (including, for example, buy and sell-side analysts, institutional investment managers and investment companies) or to stockholders of the Company under circumstances where it is reasonably foreseeable that the stockholder may be likely to trade on the basis of such information, unless the information is simultaneously disclosed to the public generally.

1.	Authorized Company Representatives

Senior officials of the Company or any other officer, employee or agent of the Company who regularly communicates with stockholders of the Company or securities professionals may be deemed persons "acting on behalf of the Company". It is the Company's intent to limit the number of spokespersons authorized to speak on behalf of the Company. Accordingly, the only individuals authorized to represent the Company in its dealing with securities professionals and stockholders, including institutional investors, are the Chief Executive Officer and the Chief Financial Officer and others designated in any writing by them referencing this Policy (the "Authorized Company Representatives"). In addition, by similar designation of the Chief Executive Officer or the Chief Financial Officer, other individuals may be authorized to represent the Company in dealings with the print and electronic media, including news, financial and trade publications. If you are not authorized to speak on behalf of the Company and receive requests for information, please direct the inquiry to an appropriate authorized person.

2.	Investor/Analyst Conferences

Whenever practical, the Company will encourage investor and analyst conferences to be open to the public and simultaneously web-cast. The planned portion of any conference presentation should be reviewed in advance by the Company's Chief Executive Officer or Chief Financial Officer. If the conference is not open to the public, consideration should be given to appropriate dissemination of the material to be presented. Special care should be given to statements made during informal or one-on-one meetings with analysts or institutional investors to avoid the inadvertent disclosure of material nonpublic information.

3.	Prompt Reporting of Communication Violations

If an employee believes that material nonpublic information may have been disclosed to a securities professional or stockholder, such employee must immediately contact the Chief Executive Officer or Chief Financial Officer. In certain circumstances, steps to protect the Company and the employee may still be available. Applicable laws give the Company a short period, generally 24 hours, after discovery of an inadvertent selective disclosure of material nonpublic information, to disclose such information to the public.

C.           OTHER PROHIBITED ACTIVITIES

1.
No Insider may "tip" or disclose material nonpublic information concerning the Company to any outside person (including family members, analysts, individual investors, and members of the investment community and news media), unless required as part of that Insider's regular duties for the Company and authorized by the Board of Directors of the Company. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of this policy and/or to sign a confidentiality agreement. All inquiries from outsiders regarding material nonpublic information about the Company must be forwarded to Chief Executive Officer, Chief Financial Officer or the Board of Directors of the Company.

2.
No Insider may give trading advice of any kind about the Company to anyone while possessing material nonpublic information about the Company, except that Insiders should advise others not to trade if doing so might violate the law or this policy. The Company strongly discourages all Insiders from giving trading advice concerning the Company to third parties even when the Insiders do not possess material nonpublic information about the Company.

3.	No Insider may trade in any interest or position relating to the future price of Company securities, such as a put, call or short sale.

4.
No Insider may (a) trade in the securities of any other public company while possessing material nonpublic information concerning that company, (b) "tip" or disclose material nonpublic information concerning any other public company to anyone, or (c) give trading advice of any kind to anyone concerning any other public company while possessing material nonpublic information about that company.

VII.           POTENTIAL CIVIL, CRIMINAL AND DISCIPLINARY SANCTIONS

A.           CIVIL AND CRIMINAL PENALTIES

The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to $1 million, and serve a jail term of up to ten years. The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties.

B.           COMPANY DISCIPLINE

Violation of this policy or federal or state insider trading or tipping laws by any director, officer or employee, or their family members, may subject the director to dismissal proceedings and the officer or employee to disciplinary action by the Company up to and including termination for cause.

C.           REPORTING OF VIOLATIONS

Any Insider who violates this policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other Insiders, must report the violation immediately to the Board of Directors of the Company. Upon learning of any such violation, the Board, in consultation with the Company's legal counsel, will determine whether the Company should release any material nonpublic information, or whether the Company should report the violation to the SEC or other appropriate governmental authority.

VIII.           INQUIRIES

Please direct all inquiries regarding any of the provisions or procedures of this policy to the counsel of the Company.